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                                                                   EXHIBIT 10.32

                                   FIRST AMENDMENT
                                        TO THE
                              CONSOLIDATED PENSION PLAN
                        FOR ACME SALARIED AND HOURLY EMPLOYEES


    The Consolidated Pension Plan for Acme Salaried and Hourly Employees (the "Plan"), as amended and restated effective November 1, 1994, is hereby amended by this First Amendment, effective as of November 1, 1994 unless otherwise noted, as follows:

    1. The last paragraph of Section 4.2(b) of the master portion of the plan is deleted in its entirety and substituted with the following:

         If any amendment is made which affects the vesting schedule of benefits under the Plan, each Participant who has 3 or more years of service may elect, within a reasonable period after the adoption of the amendment, to have his non forfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

         (1)  60 days after the amendment is adopted;

         (2)  60 days after the amendment is effective; or

         (3) 60 days after the Participant is issued written notice of the amendment by the Committee.

    2. The following paragraph is added at the bottom of the first page of Exhibit B, entitled "Model Amendment Required By IRC Section 401(a)(17)," to Appendix A of the Plan:

         This limitation on compensation that may be considered for Plan purposes will be applied by taking into account the compensation paid by the Company to all members of the Participant's family to the extent required by Section 401(a)(17) and Section 414(q) of the Code. If the limitation is exceeded, the limitation will be prorated among the affected individuals in proportion to each such individual's compensation prior to the application of this limitation.

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    3.   The following sentence is added at the end of Section 2.1 to
Appendices  A, B and C as follows:

         A participant's right to his normal retirement pension is non forfeitable upon the attainment of normal retirement age.

    4. A new Section 3.22 is added to both Appendix B and Appendix C of the Plan as follows:

         SECTION 3.22 DIRECT ROLLOVERS.    This section applies to
    distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

         (1)   ELIGIBLE ROLLOVER DISTRIBUTION.   An Eligible Rollover
    Distribution is any distribution, of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee and the Distributees designated beneficiary; or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (2)   ELIGIBLE RETIREMENT PLAN.   An Eligible Retirement Plan is
    an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in
    Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         (3)  DISTRIBUTEE.   A Distributee includes an Employee or former
    Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code, are Distributees with regard to the interest of the spouse or former spouse.

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    (4)  DIRECT ROLLOVER.   A Direct Rollover is a payment by the Plan to
    the Eligible Retirement Plan specified by the Distributee.

    5. Section 10.2(b) of Appendices B and C is deleted in its entirety and substituted with the following:

    b) no amendment will deprive any person of nonforfeitable rights to benefits accrued to the date of such amendment. If any amendment is made which affects the vesting schedule of benefits under the Plan, each Participant who has 3 or more years of service may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made will commence with the date the amendment is adopted and will end on the later of:

         1)   60 days after the amendment is adopted;

         2)   60 days after the amendment is effective; or

         3) 60 days after the Participant is issued written notice of the amendment by the Committee.

    EXECUTED this 19th day of September 1995, to be effective as of November 1, 1994.


                                       Acme Steel Company

                                            /s/  J. W. Hoekwater
                                       By
                                          --------------------------------------
                                                       Treasurer

ATTEST:

/s/  Martha M. Hosp

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        Assistant Secretary